Exhibit 99.1

Contact:

Flow Investor Relations	Flow Media Relations
Geoffrey Buscher	Lisa Brandli
253-813-3286	425-653-1237
investors@flowcorp.com	lbrandli@flowcorp.com

FLOW TO RESPOND TO FTC REQUEST FOR ADDITIONAL INFORMATION

KENT, Wash., February 8, 2008 – Flow International Corporation (Nasdaq: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines used for cutting and cleaning applications, today announced that on February 6, 2008 it received a request for additional information and documentary material from the Federal Trade Commission (FTC) in connection with its intent to acquire OMAX Corporation.

Flow intends to respond promptly to the information request (also known as a “second request”) as the FTC conducts its review under the Hart-Scott-Rodino (HSR) Act.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit http://www.flowcorp.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2007 Flow International Corporation Form 10-K Report filed with the Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding Flow’s intent to respond to the second request. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.